AMENDMENT

AMENDMENT dated as of July 23, 2024, amongst each entity listed on Annex I attached hereto (each, a “Fund”, and collectively, the “Funds”) and The Bank of New York Mellon (“BNY”).

WHEREAS, the Funds and BNY have entered into a Fund Administration and Accounting Agreement dated as of September 30, 2014, as amended from time to time (the “Agreement”), pursuant to which BNY provides services to the Funds, one or more of which is a registered closed-end investment company; and

WHEREAS, in connection with the formation of AMG Pantheon Credit Solutions Subsidiary Fund, LLC (the “Credit Solutions Subsidiary Fund”) and AMG Pantheon Credit Solutions Lead Fund, LLC (the “Credit Solutions Lead Fund”), each a wholly owned subsidiary of AMG Pantheon Credit Solutions Fund, the parties desire to add each of the Credit Solutions Subsidiary Fund and the Credit Solutions Lead Fund as a party to the Agreement; and

WHEREAS, the parties desire to make clear that, subject to the conditions below, the terms and provisions of the Agreement shall be construed to apply to the Credit Solutions Subsidiary Fund and the Credit Solutions Lead Fund.

NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants, agreements and promises contained in this Amendment, the parties hereto, intending to be legally bound, agree as follows:

1. Amendment to the Agreement. Annex I to the Agreement is hereby deleted in its entirety and replaced with Annex I attached hereto.

2. Acceptance of Agreement and Fees. BNY and the Credit Solutions Subsidiary Fund and the Credit Solutions Lead Fund hereby agree to be bound by the terms of the Agreement, including this Amendment, and each of the Credit Solutions Subsidiary Fund and the Credit Solutions Lead Fund hereby appoints BNY to provide it with the services set forth in the Agreement, and BNY agrees to provide the services set forth in the Agreement to the Funds, including the Credit Solutions Subsidiary Fund and the Credit Solutions Lead Fund. Each of the Credit Solutions Subsidiary Fund and the Credit Solutions Lead Fund shall be a party to the Agreement as a non-RIC and an Additional Fund as of the date of this Amendment. As compensation for services to be rendered to the Credit Solutions Subsidiary Fund and the Credit Solutions Lead Fund pursuant to the terms of the Agreement, the Credit Solutions Subsidiary Fund and the Credit Solutions Lead Fund shall pay a fee to BNY as may be agreed to in writing by the parties.

2. This Amendment shall become effective upon execution by the parties hereto. From and after the execution hereof, any reference to the Agreement shall be a reference to the Agreement as amended hereby.

3. Except as amended hereby, the Agreement shall remain in full force and effect.

4. The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

5. This Amendment shall be governed by the laws of the State of New York.

(Signature page follows.)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in counterparts by their respective officers, thereunto duly authorized, as of the date first above written. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

AMG PANTHEON FUND, LLC		AMG PANTHEON MASTER FUND, LLC

By:	/s/ Thomas Disbrow	By:	/s/ Thomas Disbrow
Name:	Thomas Disbrow	Name:	Thomas Disbrow
Title:	Vice President, Mutual Fund Treasurer & CFO	Title:	Vice President, Mutual Fund Treasurer & CFO

AMG PANTHEON SUBSIDIARY FUND, LLC		AMG PANTHEON LEAD FUND, LLC

By:	/s/ Thomas Disbrow	By:	/s/ Thomas Disbrow
Name:	Thomas Disbrow	Name:	Thomas Disbrow
Title:	Vice President, Mutual Fund Treasurer & CFO	Title:	Vice President, Mutual Fund Treasurer & CFO

AMG PANTHEON CREDIT SOLUTIONS FUND		AMG PANTHEON CREDIT SOLUTIONS SUBSIDIARY FUND, LLC

By:	/s/ Thomas Disbrow	By:	/s/ Thomas Disbrow
Name:	Thomas Disbrow	Name:	Thomas Disbrow
Title:	Vice President, Mutual Fund Treasurer & CFO	Title:	Vice President, Mutual Fund Treasurer & CFO

AMG PANTHEON CREDIT SOLUTIONS LEAD FUND, LLC		THE BANK OF NEW YORK MELLON

By:	/s/ Thomas Disbrow	By:	/s/ Michael Spates
Name:	Thomas Disbrow	Name:	Michael Spates
Title:	Vice President, Mutual Fund Treasurer & CFO	Title:	Senior Vice President

ANNEX I

LIST OF FUNDS

AMG Pantheon Fund, LLC

AMG Pantheon Master Fund, LLC

AMG Pantheon Subsidiary Fund, LLC

AMG Pantheon Lead Fund, LLC

AMG Pantheon Credit Solutions Fund

AMG Pantheon Credit Solutions Subsidiary Fund, LLC

AMG Pantheon Credit Solutions Lead Fund, LLC